Section 2: EX_99.1 (PRESS RELEASE DATED MAY 1, 2007)

Exhibit 99.1

BRE FINANCIAL NEWS

Investor Contact: Edward F. Lange, Jr., 415.445.6559 Media Contact: Thomas E. Mierzwinski, 415.445.6525

HOLD FOR RELEASE 4:45 PM EASTERN

BRE PROPERTIES REPORTS FIRST QUARTER 2007 RESULTS

May 1, 2007 (San Francisco) – BRE Properties, Inc., (NYSE:BRE) today reported operating results for the quarter ended March 31, 2007. All per share results are reported on a fully diluted basis.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $32.2 million, or $0.61 per share, during first quarter 2007, as compared with $27.1 million, or $0.51 per share, for the quarter ended March 31, 2006, an increase of 19.6%. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the first quarter totaled $11.9 million, or $0.23 per share, as compared with $7.4 million, or $0.14 per share, for the same period 2006.

Total revenues from continuing operations for the quarter were $86.0 million, as compared with $78.8 million a year ago. Adjusted EBITDA for the quarter totaled $56.5 million, as compared with $53.2 million in first quarter 2006. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.)

BRE’s positive year-over-year earnings and FFO results were driven primarily by improved same-store property-level operating results and income from acquisitions and newly developed properties.

Same-store NOI growth was 9.1% for the quarter, as compared with the same period in 2006. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) For the first quarter, same-store NOI increased $4.5 million relative to the same period in the prior year. Acquisition activities during 2005 and 2006 increased first-quarter 2007 NOI by $1.0 million, as compared with the same period in the prior year. Lease-up properties generated $0.7 million in additional NOI during the quarter, as compared with first quarter 2006.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,681 apartment units owned directly by BRE, same-store units totaled 20,386 for the quarter.

On a year-over-year basis, overall same-store NOI growth was driven by revenue growth of 6.0% for the quarter. Average same-store market rent for the first quarter 2007 increased 4.0% to $1,356 per unit, from $1,301 per unit in first quarter 2006. Same-store physical occupancy levels averaged 93.1% during first quarter 2007, as compared with 95.0% in the same period 2006. Rent concessions in the same-store portfolio totaled $590,172, or 3.1 days rent, for first quarter 2007, as compared with $361,361, or 2.0 days rent, for the same period 2006. Property-level operating expense was flat with first quarter 2006 levels.

On a sequential basis, same-store NOI decreased 0.9% from fourth quarter 2006. Revenue increased 0.8% and expenses increased 4.8% from the previous quarter. Average physical occupancy increased to 93.1% in the first quarter, from 92.9% in the fourth quarter. Physical occupancy at the end of the first quarter was 94.0%.

Acquisition and Development Activity

As previously reported, in the first quarter 2007 BRE acquired a 3.5-acre land site in Los Angeles for approximately $66.5 million. The site represents 645 units of future development, and an estimated total investment of $320 million upon completion.

During the first quarter, BRE had two Southern California properties in the lease-up phase: Galleria at Towngate in Moreno Valley and Renaissance at Uptown Orange in Orange. All 268 units have been delivered at Galleria of Towngate, 206 of which were occupied at the end of the quarter; 39 of 460 units have been delivered at Renaissance at Uptown Orange, 13 of which were occupied.

BRE currently has six communities under construction, with a total of 1,673 units, an aggregate projected investment of $510 million and an estimated balance to complete totaling $215 million.

BRE owns five land parcels representing 1,416 units of future development, and an estimated aggregate investment of $549 million upon completion. Construction starts for the five parcels range from the third quarter of 2007 to the first half of 2009. The land parcels are located in Southern California, Northern California, and the Seattle, Washington metro area.

Capital Markets Activity

During the quarter, the company issued $300 million of senior unsecured 10-year notes, with a coupon of 5.50%. Proceeds derived from the offering were used to pay down floating rate debt and to pre-fund $50 million of unsecured notes due to mature June 2007.

Earnings Outlook

The company maintained its guidance for the full year 2007: FFO per share in a range of $2.55 to $2.70, and EPS in a range of $1.05 to $1.20. FFO estimates for 2007 do not include nonroutine income or expense items; EPS estimates do not include any projected gains or losses associated with property sales. Management will assess the range of earnings estimates for 2007 at the end of each quarter.

Q1 2007 Analyst Conference Call

The company will hold a conference call on Wednesday, May 2, at 9:00 a.m. Pacific (12:00 p.m. Eastern) to review these results. The dial-in number to participate in the U.S. and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 4756021. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID# 4756021. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

Q2 2007 Earnings Dates

The company will report second quarter 2007 earnings after close of market on July 31, 2007, followed by a conference call on August 1, 2007 at 9:30 a.m. Pacific (12:30 p.m. Eastern).

About BRE Properties

BRE Properties—a real estate investment trust--develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 81 apartment communities totaling 22,681 units in California, Arizona and Washington. The company currently has 11 other properties in various stages of development and construction, totaling 3,089 units, and joint venture interests in nine additional apartment communities, totaling 2,672 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2007

(Unaudited, dollar amounts in thousands except per share data)

ASSETS	March 31, 2007	December 31, 2006
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,743,076	$2,726,159
Construction in progress	287,402	242,509
Less: accumulated depreciation	(420,385)	(401,893)

	2,610,093	2,566,775

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	39,202	38,846

Land under development	150,528	146,659

Total real estate portfolio	2,799,823	2,752,280

Cash	59,536	10,082
Other assets	62,423	61,129

TOTAL ASSETS	$2,921,782	$2,823,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$1,590,000	$1,290,000
Unsecured line of credit	—	115,000
Secured line of credit	75,000	75,000
Mortgage loans	188,226	188,910
Accounts payable and accrued expenses	67,965	77,192

Total liabilities	1,921,191	1,746,102

Minority interests	31,994	100,544

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 shares with $25 liquidation preference issued and outstanding at March 31, 2007 and December 31, 2006, respectively.	100	100

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,692,928 and 50,484,614 at March 31, 2007 and December 31, 2006, respectively.	507	505
Additional paid-in capital	967,990	976,240

Total shareholders’ equity	968,597	976,845

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,921,782	$2,823,491

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2007 and 2006

(Unaudited, dollar and share amounts in thousands)

REVENUE	Three months ended 3/31/07	Three months ended 3/31/06
Rental income	$82,356	$75,382
Ancillary income	3,637	3,454

Total revenue	85,993	78,836

EXPENSES
Real estate expenses	$26,292	$25,162
Depreciation	19,514	19,131
Interest expense	20,020	20,790
General and administrative	4,816	4,440
Other expenses	—	499

Total expenses	70,642	70,022

Other income	1,167	694

Income before minority interests, partnership income and discontinued operations	16,518	9,508

Minority interests	(579)	(908)
Partnership income	443	77

Income from continuing operations	16,382	8,677

Discontinued operations:
Discontinued operations, net (1)	—	3,178
Net gain on sales	—	—

Total discontinued operations	—	3,178

NET INCOME	$16,382	$11,855

Dividends attributable to preferred stock	4,468	4,468

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,914	$7,387

Net income per common share - basic	$0.24	$0.14

Net income per common share - assuming dilution	$0.23	$0.14

Weighted average shares outstanding - basic	50,620	51,130

Weighted average shares outstanding - assuming dilution	51,860	52,345

(1)	Details of net earnings from discontinued operations. For 2006 includes seven properties sold in April of 2006.

	Three months ended 3/31/07	Three months ended 3/31/06
Rental and ancillary income	—	5,086
Real estate expenses	—	(1,908)
Depreciation	—	—

Income from discontinued operations, net	—	$3,178

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 03/31/2007	Quarter Ended 03/31/2006
Net income available to common shareholders	$11,914	$7,387
Depreciation from continuing operations	19,514	19,131
Depreciation from discontinued operations	—	—
Minority interests	579	908
Depreciation from unconsolidated entities	254	95
Net gain on investments	—	—
Less: Minority interests not convertible to common	(105)	(405)

Funds from operations	$32,156	$27,116

Diluted shares outstanding - EPS	51,860	52,345
Net income per common share - diluted	$0.23	$0.14

Diluted shares outstanding - FFO	52,770	53,340
FFO per common share - diluted	$0.61	$0.51

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 03/31/07	Quarter ended 03/31/06
Net income available to common shareholders	$11,914	$7,387
Interest	20,020	20,790
Depreciation	19,514	19,131

EBITDA	51,448	47,308
Minority interests	579	908
Net gain on sales	—	—
Dividends on preferred stock	4,468	4,468
Other expenses	—	499

Adjusted EBITDA	$56,495	$53,183

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 03/31/07	Quarter ended 03/31/06
Net income available to common shareholders	$11,914	$7,387
Interest	20,020	20,790
Depreciation	19,514	19,131
Minority interests	579	908
Net gain on sales	—	—
Dividends on preferred stock	4,468	4,468
General and administrative expense	4,816	4,440
Other expenses	—	499

NOI	$61,311	$57,623

Less Non Same-Store NOI	7,060	7,887

Same-Store NOI	$54,251	$49,736